PHONETIME, INC.
                                 OPTION AGREEMENT


Date of Grant: May 9, 1997

      This Agreement (the "Agreement") dated as of the date of grant first stated above (the "Date of Grant"), is entered into between PhoneTime, Inc., a New York corporation ("PTI"), and Joseph Pannullo (the "Optionee"), who is an employee of PTI.

      WHEREAS, the Compensation Committee appointed by the Board of Directors of PTI (the "Committee") on May 9, 1997, adopted, and the Shareholders subsequently approved, the PhoneTime, Inc. Stock Option Plan (the "Plan");

      WHEREAS, the Plan provides for the granting of stock options by PTI to employees of PTI or any subsidiaries to purchase, or to exercise certain rights with respect to, shares of Common Stock, no par value, of PTI (the "Stock"), in accordance with the terms and provisions thereof;

      WHEREAS, the Compensation Committee considers the Optionee to be a person who is eligible for a grant of Stock Options under the Plan, and has determined that it would be in the best interests of PTI to grant the options documented herein;

      WHEREAS, the Company's has 64 4/19 shares of Common Stock issued and outstanding as of the Date of Grant; and

      WHEREAS, capitalized terms used but not defined herein have the meanings ascribed thereto in the Plan.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
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1.     Grant of Option; Restrictions.
       -----------------------------

       a. Subject to the terms and conditions of the Plan or hereinafter set forth, PTI, with the approval and at the direction of the Committee, hereby grants to the Optionee, as of the Date of Grant, an Option to purchase up to 1.498 shares of Stock at an Option Price of $0.01 per share (the "Option Price") as adjusted in the event of any stock split or dividend. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

      b. The Option (and the Option Shares) shall be subject to the following restrictions:

              1. Contemporaneously with the execution of this Agreement, a subsidiary of the Company is acquiring certain equipment from Interactive Telephone Company, the Company is entering into certain agreements with the Optionee, and the Company is obtaining a license to use certain software from Godot Soft, LLC (collectively, the "Related Transactions"). The Company shall have the right to offset any obligation to issue Option Shares hereunder against any obligation or liability of Interactive Telephone Company, Godot Soft, LLC or the Optionee to the Company or any subsidiary pursuant to the Related Transactions. In the event that Optionee has exercised the Option in whole or in part prior to such offset, the Company shall have the right to redeem the Option Shares having a value equal to the obligation or liability to be offset, by repayment to Optionee of the exercise price therefor. In determining the number of Option Shares to be redeemed or forfeited, the value per share shall be the value determined by the Board (or a committee thereof) in accordance with the Plan in its most recent action prior to the date of such offset and no revaluation shall be required in connection with such offset.

              2. (a) In the event that the Licensed Products (as defined in the Software License Agreement of even date herewith between Optionee and PTI, as amended from time to time, the "Option Agreement") fail to meet the Acceptance Standard prior to the end of the Acceptance Period (each as defined in the Option Agreement), PTI shall have the right to withhold payments under the Note and reduce the number of Option Shares, as follows (for purposes of computing the following, the Option Shares shall have an assumed valuation of $667,557 per share, as adjusted in the event of any stock split or stock dividend):

                     (i) If the Licensed Products meet at least eighty percent (80 percent ) but less than one hundred percent (100 percent) of the
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                             Acceptance Standard, PTI shall be entitled to
                             withhold an amount equal to $1,000,000 multiplied by the percentage shortfall, in any combination of note payments and Option Shares elected by PTI. For example, if the Licensed Products meet 95 percent of the Acceptance Standard prior to the end of the Acceptance Period, PTI shall be entitled to withhold Note payments or reduce Option Shares in an amount equal to $50,000.

                    (ii) If the Licensed Products fail to meet at least eighty percent (80 percent) of the Acceptance Standard prior to the end of the Acceptance Period, PTI shall be entitled to withhold an amount equal to $1,000,000 in any combination of Note payments and Option Shares elected by PTI.

                     (b) In the event that the Option is exercised in whole or in part at any time prior to the end of the Acceptance Period, 2/7 of the Option Shares issued pursuant to such exercise (the "Escrowed Shares") shall be delivered to an escrow agent mutually acceptable to PTI and the Optionee and shall be held in escrow for the remainder of such Acceptance Period and released in accordance with subsection (a) above

            3. In the event that Optionee's employment is terminated for Cause or as a result of a Voluntary Termination (each as defined in that certain Employment Agreement of even date herewith between Optionee and PTI and Optionee), in either case within one (1) year of the Date of Grant, PTI shall have the right to repurchase the Option Shares (or terminate the Option with respect to Option Shares if unexercised) at a purchase price or termination payment equal to the fair market value per share as adjusted in the event of any stock split or stock dividend (the value per share as determined by the Board (or a committee thereof) in accordance with the Plan in its most recent action prior to the date of termination and no revaluation shall be required in connection with such purchase or termination.

2.     Termination of Option.
       ---------------------

       The Option and all rights with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Option Term").
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      b.      In the event of the death of the Optionee, the Option may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within the sooner of the remaining Option Term of the Option and one year after the Optionee's death.

3.     Exercise of Options.
       -------------------

       a. The Optionee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of PTI written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Optionee is exercising and the date of exercise thereof, which date shall be at least five
(5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

      b. Full payment (in U.S. dollars) by the Optionee of the Option Price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, which may be granted or withheld in the Committee's sole discretion, in whole or in part through the surrender of previously acquired shares of Stock at the Fair Market Value thereof on the exercise date.

      On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, PTI shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased (out of theretofore authorized and unissued Stock or Treasury Stock, as PTI may elect) upon full payment for such Option Shares in accordance with the terms of the Plan and this Agreement. The obligation of PTI to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, or an agreement by the Optionee with respect to the disposition of Option Shares, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and, if it would otherwise expire, the term of the Option shall be extended until thirty (30) days after receipt by Optionee of the foregoing.
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     c.     If the Optionee fails to pay for any of the Option Shares
specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by PTI. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

     d. In the event that Optionee exercises the Option in whole or in part prior to April 15, 1998, PTI shall make a one-year loan of up to $350,000, secured by a pledge of the Option Shares, on or about such date, to enable Optionee to pay any federal or state income taxes imposed as a result of such exercise. The loan shall be for a one year term from such date and shall bear interest at a rate equal to: (i) the applicable federal rate as established pursuant to Section 7872 of the Internal Revenue Code, if PTI does not have a class of publicly traded equity securities; or (ii) twelve percent (12 percent) if PTI has a class of publicly traded equity securities at the time of the loan.

4.     Non-Assignability of Option.
       ---------------------------

      The Option is not assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, the Option is exercisable only by the Optionee or by the Optionee's guardian or legal representative.

5.     Employment Not Affected.
       -----------------------

      Nothing in the Plan or this Agreement shall confer upon the Optionee the right to continue in the employment of PTI or affect any right which PTI has to terminate the employment of the Optionee.

6.     Stock for Investment.
       --------------------

       The Optionee shall upon each exercise of a part or all of the Option represent and warrant that his purchase of Stock pursuant to such Option is for investment only, for the Optionee's account only and not with a view to any distribution thereof.

7.     Rights as a Shareholder.
       -----------------------

      The Optionee shall have no rights as a shareholder of PTI unless and until certificates for shares of Stock are issued to him.
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8.     Notice.
       ------

      Any notice to PTI provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 30-50 Whitestone Expressway, Flushing, New York 11354, and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of PTI. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

9.     Incorporation of Plan by Reference.
       ----------------------------------

      The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan, which may be amended from time to time in accordance with the terms thereof.

10.    Governing Law.
       -------------

       The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of New York, except to the extent preempted by federal law, which shall to the extent govern.

      IN WITNESS WHEREOF, PTI has caused its duly authorized officers to execute and attest this Agreement, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

Attest:                              PHONETIME, INC.


/s/ Douglas Barley                 By:  /s/ Samer Tawfik
-------------------------             -------------------------------
Douglas Barley                              President


/s/ Douglas Barley                      /s/ Joseph Pannullo
-------------------------              ------------------------------
Douglas Barley                              Joseph Pannullo
                                          Joseph Pannullo